Exhibit 99.2

Niraparib (PARP Inhibitor) Phase 3 Pivotal Program for Ovarian Cancer February 14, 2013

Safe Harbor Statement Statements made in this presentation about TESARO, Inc. that are not descriptions of historical facts are forward-looking statements reflecting the current beliefs and expectations of management. Forward-looking statements are sometimes identified by words such as “plan,” “may,” “will,” “expect,” and similar expressions referencing future events, conditions or circumstances. Forward-looking statements in this presentation include, without limitation, statements on the slides “Phase 3 Design and Objectives,” “Niraparib Phase 3 Design Specifics” and “Niraparib Summary.” These forward-looking statements involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Actual results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including, without limitation, the various risks described in our Prospectus, filed with the Securities and Exchange Commission on June 29, 2012, and our future filings with the SEC, including our Form 10-K for the year ended December 31, 2012. TESARO, Inc. undertakes no obligation to update or revise any forward-looking statement for any reason.

Phase 1 Design and Objectives Overview Trial Design Objectives First in human, open-label, Phase 1 study Oral once daily dosing; two part study Initial results (n=80) reported ASCO 2011 Dose escalation and expansion study (n=104) evaluated 30mg – 400mg of niraparib (MK-4827) Primary Objectives: Evaluate safety and tolerability of niraparib Establish the maximum tolerated dose (MTD) and recommended phase 2 dose (RP2D) Secondary Objectives: Evaluate pharmacokinetic and pharmacodynamic profiles of niraparib Assessment of anti-tumor activity

Niraparib Phase 1 Study Results Initial reported activity (n=80); mean prior regimens of 4.5 Overall clinical activity PR 12/80 (15%); 10 ovarian, 2 breast SD 24/80 (30%); ovarian, breast, lung, other SD > 12 weeks 18/80 (22.5%) Clinical activity in ovarian patients (n=39 evaluable) PR 10/39 (26%); SD 13/39 (33%) gBRCAmut patients: PR 7/19 (37%); SD 5/19 (26%); DCR1 63% Platinum sensitive patients had similar response rates, regardless of BRCA status Adverse events: Grade 1-2 patient reported events included fatigue, anorexia, nausea Final results (n=104) submitted for presentation at an upcoming medical meeting 1Disease control rate

Considerations for a Registration Study A well tolerated dose and schedule that provided for clinical activity were identified in the Phase 1a/b study Current formulation is acceptable for long term use (3 capsules, dosed once daily) Clinical Enrichment: Patients with relapsed platinum sensitive HGSOC (high grade serous ovarian cancer) experienced clinical benefit from niraparib treatment, regardless of gBRCAmut status Target Enrichment: Scientific rationale and clinical POC for targeting patients who carry gBRCAmut Published clinical trial data demonstrates prolongation of PFS following a platinum based chemotherapy regimen in patients with relapsed platinum sensitive HGSOC who are treated with a PARP inhibitor Standard of Care: placebo Dose/Schedule Enriched Target Population Formulation Feasible Study Design and Comparator

Considerations for Patient Enrichment

Clinical Enrichment

High Grade Serous Ovarian Cancer (HGSOC):

- 50% of HGSOC patients are deficient in HR DNA repair[1]
- Approximately one-half of these are patients are gBRCA^{mut}

Platinum Sensitivity in Ovarian Cancer:

- HR-deficient cells are more likely to be platinum sensitive because they are unable to repair DNA-damage induced by platinum adducts[2]
- Regardless of gBRCA status, patients with platinum sensitive HGSOC experienced prolonged PFS when treated with a PARPi

Target Specific Enrichment

- 93% of tested primary ovarian tumor cells functionally deficient in Homologous Recombination (HR) DNA repair respond to PARP inhibition[3]
  - Functional assays for use in global clinical trials have not been developed
  - gBRCA^{mut} is the best characterized individual genomic mutation that correlates with functional HR defects

[1]Clin Can Res 2010 p2344, Nature 2011, p609
[2]Nature 434:917-921, 2005 2Clin Can Res 2010 p2344, Nature 2011, p609
[3]Clin Can Res 2012, 72:5675

6

PARP inh. Ovarian Maintenance POC Ledermann J., et. al., N Engl J Med 2012 Median PFS: PARPi (8.4 months) vs. Control (4.8 months) Overall HR = 0.35; gBRCAmut HR = 0.10

Phase 3 Design and Objectives Overview Trial Design Objectives HGSOC, platinum sensitive, relapsed, in response to most recent platinum regimen Two independent cohorts: gBRCAmut (n=180) AND non-gBRCAmut (n=180) Double blind, placebo controlled, international study Each cohort is independently randomized 2:1 niraparib to placebo Continuous daily dosing with 300mg niraparib or placebo until progression Primary Objectives: PFS Each cohort is independently assessed Secondary Objectives: Patient reported outcomes that extend beyond progression Chemotherapy free interval OS

Niraparib Phase 3 Design Specifics High Grade Serous Ovarian Cancer, Platinum Sensitive, Relapsed placebo gBRCAmut 2:1 randomization Endpoint assessment Niraparib placebo 2:1 randomization Endpoint assessment Response to platinum treatment Non-gBRCAmut Niraparib

Continuous dosing with 300mg oral niraparib is well tolerated and resulted in clinical activity in a large Phase 1 dose escalation/cohort expansion study Patients with platinum sensitive HGSOC experience clinical benefit from treatment with PARP inhibitors, including niraparib, regardless of gBRCAmut status Patients with platinum sensitive HGSOC experienced prolonged PFS from treatment with a PARP inhibitor in a maintenance setting (HR 0.35), regardless of gBRCAmut status TESARO plans to initiate a Phase 3 trial of niraparib in patients with platinum sensitive HGSOC (gBRCAmut AND non-gBRCAmut) in the maintenance setting by mid-year Niraparib Summary